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                                                                     Exhibit 1.1

                       __________ Shares of Common Stock

                                GoAmerica, Inc.

                            UNDERWRITING AGREEMENT

                            ________________, 2000

BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
U.S. BANCORP PIPER JAFFRAY INC.
SOUNDVIEW TECHNOLOGY GROUP, INC.
 as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, N.Y.  10167


Dear Sirs:

          GoAmerica, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of [______] shares (the "Firm Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional [__________] shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

          1. Representations and Warranties of the Company. The Company
             ---------------------------------------------
represents and warrants to, and agrees with, the Underwriters that:

              (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-94801), for the
                                                  ---------
registration of the Shares under the Securities Act of 1933, as amended (the "Act"). Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Rules and Regulations of the Commission under the Act (the "Regulations"), is herein called
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the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus." The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. All references in this Agreement to
(i) the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") and (ii) the Prospectus shall be deemed to include the "electronic Prospectus" provided for use in connection with the offering of the Shares as contemplated by Section 4(f) of this Agreement.

          (b) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor, to the best of the Company's knowledge, instituted proceedings for that purpose. At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Directed Shares (as hereinafter defined). When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The Prospectus and any preliminary prospectus delivered to the Underwriters for use in connection with the offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act. No representation and warranty is made in this subsection (b), however, with respect to any information contained in the Registration Statement or the Prospectus or any related preliminary prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

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          (c) The Company does not have any subsidiaries other than those listed on Schedule II and does not own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

          (d) Ernst & Young LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

          (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole ("Material Advance Change"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

          (f) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

          (g) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of (A) any agreement, instrument, contract, indenture, mortgage, lease, license, franchise, arrangement or understanding to which the Company or any of its subsidiaries is a party or to which any of such corporations or any of their respective properties or assets are subject, (B) any governmental franchise, license, permit heretofore issued to the Company or any of its subsidiaries, or
(ii) violate or conflict with any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets.

          (h) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their

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respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

          (i) All outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and non-assessable and were not issued and are not now in violation of or subject to any preemptive or similar rights, which have not been duly waived by the holders of such rights. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or be subject to any preemptive or similar rights. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

          (j) The Company had, at __________, 2000, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The authorized capital stock of the Company, including the Firm Shares, the Common Stock and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Shares are in due and proper form under the Delaware General Business Corporation Act.

          (k) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing that will not in the aggregate have a material adverse effect, or any development involving a prospective material adverse effect, on the business, prospects, properties, operations, condition (financial or other), stockholders' equity or results of operations on the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). Each of the Company and its subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. There are no statutes, regulations, contracts or other documents applicable to the Company or any of its subsidiaries that are required to be described in the Registration Statement

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or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. Each of the Company and its subsidiaries is in compliance with all applicable laws, orders, rules, regulations, ordinances and directives.

          (l) Each of the Company and its subsidiaries is not in violation of any provision of its Amended and Restated Certificate of Incorporation or Bylaws or in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under), any provision of any agreement (including any exclusivity provision contained therein), instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound or affected or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, except in all cases as would, individually or in the aggregate, not have a Material Adverse Effect.

          (m) Except as described in the Prospectus, there is no litigation, arbitration, proceeding, investigation or claim to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries are subject or which is pending or, to the knowledge of the Company, threatened or contemplated against or otherwise affecting the Company or any of its subsidiaries that might result in a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

          (n) Neither the Company nor any of its directors, officers or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.

          (o) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations of the Company for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements are required by Form S-1 or otherwise to be included in the Registration Statement or the Prospectus other than those included therein.

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          (p) No holder of securities of the Company has any rights to cause the
Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement in connection with the sale of the Shares contemplated hereby or otherwise, nor does the holder of securities of the Company have preemptive rights or other rights to purchase any of the Shares.

          (q) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

          (r) The Common Stock of the Company, including the Shares, has been approved for quotation on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market system, subject only to official notice of issuance.

          (s) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, software, databases, Internet domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in or proprietary techniques (including processes and substances) and other intellectual property rights used in or necessary to conduct, the business now conducted or presently contemplated to be conducted by the Company and its subsidiaries, taken as a whole, as described in the Registration Statement and the Prospectus ("Intellectual Property") free and clear of all liens, claims and encumbrances; the Company has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property for which improper or unauthorized disclosure would impair its value or validity and has executed appropriate nondisclosure and confidentiality agreements and made appropriate filings and registrations in connection with the foregoing; other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company or any of its subsidiaries from conducting their respective business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) the Company and (if the Intellectual Property is licensed) the licensor thereof has not infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; (iv) there is no dispute between the Company or any licensor and any third parties with respect to any Intellectual Property; and (v) there is no dispute between the Company and any licensor with respect to any Intellectual Property. True and correct copies of all licenses and other agreements between the Company and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters.

          (t) Each of the Company and its subsidiaries has good and marketable title to all properties (real and personal) owned by the Company or any of its subsidiaries, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind; and all properties held under lease or license by the Company or any of its

                                       6
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subsidiaries are held under valid, subsisting and enforceable leases or licenses. No real property owned, leased, licensed or used by the Company or any of its subsidiaries lies in an area that is, or to the best knowledge of the Company will be, subject to zoning, use or building code restrictions that would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his, her or its ownership, leasing, licensing or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates are contemplated to be conducted.

          (u) No relationship, direct or indirect, exists between or among the Company or any of its affiliates, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described.

          (v) Neither the Company, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (w) Each of the Company and its subsidiaries is in compliance with all environmental, safety or similar laws or regulations applicable to them or their business or property relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants.

          (x) There are no existing or threatened labor disputes with the employees of the Company.

          (y) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates, consultants or third parties with whom the Company has contracted to provide employees or human resource services for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"). No prohibited transaction, within the meaning of
Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

          (z) The Company has timely filed all material federal, state and foreign income and franchise tax returns required to be filed as of the date hereof and have paid all taxes

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and all assessments shown as due thereon, except to the extent such taxes are
(A) currently payable without penalty or interest or (B) being contested in good faith, and there is no tax deficiency that has been asserted against the Company or any of its subsidiaries. All tax liabilities are adequately provided for on the books of the Company. There is no tax deficiency that has been asserted against the Company or any of its subsidiaries.

          (aa) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses and (ii) required under any of the Company's agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a Material Adverse Effect.

          (bb) Each of the Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) the access to assets of the Company is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (cc) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

          (dd) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

          (ee) The statements contained in the Prospectus under the captions "Risk Factors -- Risks Particular to GoAmerica -- We May Not Have Adequately Protected Our Intellectual Property Rights" and "Business -- Intellectual Property Rights," insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

          (ff) Each and every holder of the capital stock, options and warrants of the Company has duly executed and delivered to the Company the Plan of Reorganization; Waiver of Rights and Amendment to Agreements dated as of December 31, 1999 between the Company, GoAmerica Communications Corp., a Delaware corporation, and such holder.

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          (gg) The statistical and market-related data included in the
Registration Statement and the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

          (hh) Each of the Company and its subsidiaries is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, ordinances, orders or directives relating to pollution or (in connection therewith) protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); to the Company's knowledge, no material expenditures are or will be required to comply with the Environmental Laws, and the Company holds all permits, licenses and approvals required to conduct its business thereunder and is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance or failure to comply with the terms and conditions of, or failure to receive, such permits, licenses or approvals will not in the aggregate have a Material Adverse Effect; to the Company's knowledge, all properties and assets leased or owned, including, without limitation, all structures, contents, soil, subsoil and groundwater, do not contain Hazardous Materials; and, to the Company's knowledge, the Company has no liability or obligation, whether to any governmental authority or to any other person or entity, for damages, claims, penalties, forfeitures or otherwise, as a consequence of the generation, transportation or disposal of any Hazardous Materials or otherwise under the Environmental Laws.

     2. Purchase, Sale and Delivery of the Shares.
        -----------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $_______, the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Sidley & Austin, 875 Third Avenue, New York, NY 10022, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M. New York time on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be

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made to the Company by wire transfer in same day funds, against delivery to you for the respective accounts of the Underwriters of certificates for the Shares to be purchased by them. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date. If you so elect, delivery of the Firm Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to [__________] Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time or from time to time in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date. If you so elect, delivery of the Additional Shares purchased from the Company may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by you.

          (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to [______] Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

          (e) Payment for the Additional Shares shall be made by wire transfer in same day funds at the offices of Sidley & Austin, 875 Third Avenue, New York, NY 10022, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

     3. Offering.
        --------

          (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

          (b) The Company and the Underwriters hereby agree that up to [__] percent (__%) of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to eligible employees of and certain persons designated by the Company ("the Directed Shares Purchasers"), as part of the distribution of the Shares by the Underwriters subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations, provided, however, that under no circumstances will you or any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted in good faith in connection with transactions effected with regard to the Directed Shares Purchasers. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the underwritten offering contemplated hereby.

     4. Covenants of the Company.  The Company covenants and agrees with the
        ------------------------
Underwriters that:

          (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

          The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations or file any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

          (b) The Company will comply with the Act and the Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) that will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (c) The Company will promptly deliver to you four signed copies of the Registration Statement, including exhibits and all amendments thereto, and signed copies of all consents, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement and all amendments of and supplements to such documents, if any, as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act.

          (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions (domestic or foreign) as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process. The Company will promptly advise you of the receipt by the Company of any notification with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible.

          (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

          (f) The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to you an "electronic Prospectus" to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term "electronic Prospectus" means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to you, that may be transmitted electronically by you and the other Underwriters to offerees and purchasers of the Shares for at least during the period when the Prospectus is required to be delivered under the Act or the Exchange Act ("the Prospectus Delivery Period"); (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to you, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the system as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable term sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

          (g) During the period of 180 days from the date of the Prospectus, the Company will not directly or indirectly, without your prior written consent issue, sell, offer or agree to sell, grant any option for the sale of, pledge, or otherwise dispose of or encumber, or otherwise create or maintain a "put equivalent position" (within the meaning of Rule 16a-1(h) under the Exchange
Act) in, any shares of the Company's Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Company has obtained or will obtain the undertaking of each of its officers, directors, stockholders not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder, issuance of Common Stock upon the exercise of presently outstanding stock options, warrants and convertible preferred stock, the issuance of stock pursuant to the Company's Employee Stock Purchase Plan, the grant of stock options under the Company's stock option plan and the issuance of restricted stock as a result of a merger or acquisition transaction. The Company agrees not to waive any undertaking obtained pursuant to this paragraph.

          (h) During a period of three years from the date of the Prospectus, the Company will furnish to you and, upon request, to each of the other Underwriters (i) copies of any reports or other communications that the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange or automated quotation system, and (iii) such other information as you may reasonably request regarding the Company, subject to the provisions of any written agreement that, in the opinion of outside counsel to the Company, prohibit the Company from furnishing such information under any circumstances including, without limitation, an agreement by you to be subject to the provisions of such written agreement. The Company, during the period when the prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

          (i) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

          (j) The Company will use its best efforts to cause the Shares to be qualified for quotation on the Nasdaq National Market and to maintain such quotation so long as any of the Shares are outstanding.

          (k) The Company will file with its periodic reports pursuant to
Section 13 or Section 15 of the Exchange Act such information as may be required pursuant to Rule 463 of the Regulations.

          (l) The Company, during the Prospectus Delivery Period, will file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act.

          (m) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock.

          (n) If any holder of Directed Shares does not complete and submit the required NASD questionnaires, the Company hereby agrees that it will ensure that such holder's Directed Shares are restricted as required by the NASD or the NASD's rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such a period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares of such holder, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

          (o) The Company will use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

          Bear, Stearns & Co. Inc., on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

     5. Payment of Expenses.  Whether or not the transactions contemplated in
        -------------------
this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue

Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the Nasdaq National Market system, (v) filing fees of the Commission and the NASD,
(vi) the cost of printing certificates representing the Shares, (vii) the cost and charges of any transfer agent or registrar for the Shares and (viii) all cash and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with the Directed Shares which are designed by the Company for sale to certain employees of and certain persons designated by the Company.

     6. Conditions of Underwriters' Obligations.  The obligations of the
        ---------------------------------------
Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Sidley & Austin ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement including any Rule 462(b) Registration Statement, shall have become effective not later than (if pricing pursuant to Rule 430A) 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

          (b) At the Closing Date you shall have received the opinion of Buchanan Ingersoll Professional Corporation, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a Material Adverse Effect. Each of the Company and its subsidiaries has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. All the issued and outstanding capital stock of each subsidiary of the Company has been duly and validly issued and is fully paid and nonassessable and were not issued in violation of preemptive rights (unless such rights have been duly waived by the holders of such rights) and, is owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust of other defect of title whatsoever.

               (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of or subject to any preemptive or similar rights (unless such rights have been duly waived by the holders of such rights) and were issued in compliance with applicable federal and state securities laws. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or similar rights. The certificates for the Shares are in due and proper form under the Delaware General Corporation Law. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (iii) Except as described in or contemplated by the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

               (iv) The Shares to be sold under this Agreement to the Underwriters are duly authorized for quotation on the Nasdaq National Market system.

               (v) This Agreement has been duly and validly authorized, executed and delivered by the Company.

               (vi) There is no litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, that is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein, or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

               (vii) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, require approval or consent under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, contract, indenture, mortgage, lease, license, arrangement or understanding known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets are subject or (B) contravene any provision of applicable law or violate or conflict with any provision of the Amended and Restated Certificate of Incorporation or Bylaws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

               (viii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

               (ix) The statements under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

               (x) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

               (xi) The Company is not, and upon consummation of the transactions contemplated hereby will not be, subject to registration as an "investment company" or an entity "controlled" by an "investment company" under the Investment Company Act of 1940, as amended.

               (xii) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

               (xiii) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder.

               (xiv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Amended and Restated Certificate of Incorporation and Bylaws of the Company and with the requirements of The Nasdaq Stock Market, Inc.

               (xv) To the knowledge of such counsel, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

               (xvi) All descriptions in the Registration Statement of contracts and other documents to which the Company is a party are accurate in all material respects; to the knowledge of such counsel, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

               (xvii) In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules included or incorporated by reference therein).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

          (c) At the Closing Date you shall have received the opinion of Winston & Strawn, counsel for the Company, dated the Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) The Company is listed in the records of the United States Patent and Trademark Office ("PTO") as the owner of record of each of the trademark registrations and applications listed in Schedule A to such opinion (herein called the "Trademarks"). To such counsel's knowledge, there are no asserted or unasserted claims of any persons relating to the scope or ownership of any of the Trademarks, there are no liens which have been filed against any of the Trademarks, there are no material defects of form in the preparation or filing of the Trademarks, Trademark applications are being diligently prosecuted, and none of such Trademarks has been finally rejected or abandoned. Further, nothing has come to our attention that leads us to believe that the Trademark applications will not eventuate in registered Trademarks, or that any Trademark registrations issued, or to be issued in respect of any such Trademark applications, will not be valid or will not afford the Company reasonable trademark protection relative to the subject matter thereof.

               (ii) The Company owns or possesses valid and enforceable licenses or other rights to use all Intellectual Property.

               (iii) Other than as described in the Registration Statement and the Prospectus: (A) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (B) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or, if the Intellectual Property is licensed to the Company, in respect of any third-party licensor; (C) neither the Company nor, to the extent any Intellectual Property is licensed to the Company, any third-party licensor has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (D) there is no dispute between the Company and any third-party licensor with respect to any Intellectual Property.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

          (d) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that (i) the condition set forth in subsection
(a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are true and correct in all respects, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been a Material Adverse Change, or any development involving a Material Adverse Change, except in each case as described in the Prospectus.

          (f) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, from Ernst & Young LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to you, to the effect that: (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations and stating that the answer to Item 10 of the Registration Statement is correct insofar as it relates to them; (ii) stating that, in their opinion, the financial statements and schedules of the Company included in the Registration Statement and the Prospectus and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder; (iii) on the basis of procedures consisting of a reading of the latest available unaudited interim financial statements of the Company, a reading of the minutes of meetings and consents of the stockholders and board of directors of the Company and the committees of such board subsequent to [December 31, 1999], inquiries of officers and other employees of the Company who have responsibility for financial and accounting matters of the Company with respect to transactions and events subsequent to [December 31, 1999] a review of interim financial information in accordance with Statement of Auditing Standards No. 71, Interim Financial Information, with respect to the period ended [_________] and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the unaudited financial statements and schedules of the Company presented in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; (B) with respect to the period subsequent to [December 31, 1999] there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Company or any decrease in the net current assets or stockholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter or (C) that during the period from [December 31, 1999] to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the prior fiscal year, in total revenues, or total or per share net income, except for decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement. In addition, such letter shall state that the pro forma financial information included in the Registration Statement and the Prospectus complies as to form in all material respects with the applicable accounting requirements of the Act, including Rule 11-02 of Regulation S-X, and that the pro forma adjustments have been properly applied to historical amounts in the compilation of such pro forma financial information.

          (g) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (h) You shall have received from each person who is a director, officer or holder of capital stock, options or warrants of the Company an agreement substantially in the form of Exhibit A hereto, and such agreement shall be in full force and effect on the Closing Date.

          (i) At the Closing Date, the Shares shall have been approved for quotation on the Nasdaq National Market system.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be canceled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

     7. Indemnification.
        ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed, or any filed amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) (A) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed, or any filed amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and the [___] paragraphs and the list of Underwriters and the number of shares listed opposite their respective names in the first paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement for the registration of the Shares, as originally filed, or in any filed amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

          (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of (i) the failure of the Directed Shares Purchasers to pay for and accept delivery of the Directed Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Shares or
(ii) the refusal of any Directed Shares Purchasers that are also employees of the Company to properly confirm their respective agreements to purchase the Directed Shares that they had agreed to purchase by the end of the first day after the date of this Agreement.

          (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     8.    Contribution.  In order to provide for contribution in circumstances
           ------------
in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(a)(ii). The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

     9. Default by an Underwriter.
        -------------------------

          (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, to which the default relates shall be purchased by the nondefaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the nondefaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any nondefaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

          (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the nondefaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

     10. Survival of Representations and Agreements.  All representations and
         ------------------------------------------
warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11. Effective Date of Agreement; Termination.
         ----------------------------------------

          (a) This Agreement shall become effective, upon the later of (i) when you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

          (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general, or
(ii) if trading on the New York or

American Stock Exchanges or on Nasdaq shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or on Nasdaq by the New York or American Stock Exchanges or Nasdaq, respectively, or by order of the Commission or any other governmental authority having jurisdiction, or (iii) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective, or (iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in
(A) or (B) as in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

     12. Notices.  All communications hereunder, except as may be otherwise
         -------
specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Equity Syndicate; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to GoAmerica, Inc., Hackensack Avenue, Hackensack, New Jersey 07601, Attention:
President.

     13. Parties.  This Agreement shall inure solely to the benefit of, and
         -------
shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14. Governing Law.  This Agreement shall be governed by and construed in
         -------------
accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

     15. Knowledge.  As used in this Agreement, "to the Company's knowledge" or
         ---------
"to the knowledge of the Company" means that the officers, directors, executive officers and key employees of the Company have, or after due inquiry and investigation would have, awareness or knowledge of such matter.

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                         Very truly yours,

                         GOAMERICA, INC.

                         By:_______________________________
                         Name:
                         Title:


Accepted as of the date first above written
BEAR, STEARNS & CO. INC.
CHASE SECURITIES INC.
U.S. BANCORP PIPER JAFFRAY INC.
SOUNDVIEW TECHNOLOGY GROUP, INC.
     on behalf of themselves and the other
     Underwriters named in Schedule I hereto

Bear, Stearns & Co. Inc.

By:________________________________
Name: _____________________________

                                   EXHIBIT A

Bear, Stearns & Co., Inc.
Chase Securities Inc.
U.S. Bancorp Piper Jaffray Inc.
SoundView Technology Group, Inc.
 as Representatives of the Several Underwriters
c/o Bear, Stearns & Co., Inc.
245 Park Avenue
New York, New York  10167
  Re:  GoAmerica, Inc. (the "Company")

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between GoAmerica, Inc., a Delaware corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the "Offering") of Common Stock, $.01 par value (the "Common Stock"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Bear, Stearns & Co. Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or agreement which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the final Prospectus relating to the Offering, other than shares of Common Stock disposed of as bona fide gifts approved by Bear, Stearns & Co. Inc.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                              Yours very truly,

                              ____________________________
                              Signature
                              Address:

                                   SCHEDULE I

Name of Underwriter                                                          Number of Firm
                                                                         Shares to be Purchased
------------------------------------------------------------------------------------------------
Bear, Stearns & Co. Inc...............................................     ---------------------
Chase Securities Inc..................................................     ---------------------
U.S. Bancorp Piper Jaffray Inc........................................     ---------------------
SoundView Technology Group, Inc.......................................     ---------------------
DLJdirect Inc.........................................................     ---------------------

Total.................................................................     ---------------------

                                  SCHEDULE II

                              List of Subsidiaries

          GoAmerica Communications Corp.     100% owned

          GoAmerica Marketing, Inc.          100% owned

          Data Rover                         ___%  in trust